Exhibit 99.1

      Momentum Building for the IMPACT(TM) Machine Vision 'Micro-System'



              PPT VISION Announces Receipt of Large IMPACT Order



    MINNEAPOLIS, Oct. 14 /PRNewswire-FirstCall/ -- PPT VISION, Inc.

(Nasdaq: PPTV) announced today the receipt of an order for 40 IMPACT(TM)

machine vision micro-systems.  The IMPACT systems will provide the machine vision based "error proofing" functions for an automotive assembly application for one of the "Big 3" automotive manufacturers.  The order was received from,

and integration services are being provided by, United Sales & Services, Inc.

(USS).  USS is a leading provider of machine vision system integration services to the automotive industry.

    "We are very pleased to be working with PPT VISION as a partner in providing a complete turn-key vision error-proofing solution to this very important automotive customer," stated Mr. Ron Weber, President of USS.

"PPT's new IMPACT vision unit is a robust, highly capable machine vision solution and is an excellent fit for automotive applications," concluded Mr.

Weber.

    "This order is significant for a number of reasons," stated Mr. Joe

Christenson, President of PPT VISION.  "First, such a large order signifies the extent to which IMPACT is achieving positive customer acceptance in the market place.  Secondly, this order validates the importance of our strategy to market our IMPACT machine vision system through system integration partners.  In that regard, we are extremely pleased that such a large and experienced system integrator as USS would select PPT's IMPACT machine vision system for such an important project.  We are looking forward to a positive,

long-term relationship with USS as we continue to leverage our expertise as a leading provider of machine vision solutions to the automotive industry,"

concluded Mr. Christenson.



    About IMPACT

    IMPACT is a high-speed all-digital machine vision "micro-system" that sets new industry standards for inspection power and flexibility.  IMPACT is unsurpassed in the industry, achieving a breadth of application and price/performance ratio unavailable in low-end vision sensors or smart cameras.  IMPACT achieves an unparalleled combination of ease-of-use for straightforward applications, and power and flexibility for advanced applications through the use of PPT VISION's all-new INSPECTION BUILDER(TM)

graphical user interface software. In addition, its advanced Ethernet and

Internet capabilities make IMPACT the perfect tool for remote monitoring and control as part of a network with multiple inspection points. This combination of power and flexibility allows IMPACT to be easily programmed by end users and also easily customized by OEMs and system integrators.



    About United Sales & Services, Inc. (USS)

    Established in 1990, USS is the leading provider of complete turn-key vision error proofing services to the automotive industry.  In addition, USS provides a full range of machine development, electrical, mechanical, and programming engineering support services, primarily geared toward (but not limited to) the automotive industry.  USS is a privately held MMBOC certified minority business.  Its website is www.ussvision.com .



    About PPT VISION

    PPT VISION, Inc. develops and markets 2D and 3D machine vision-based automated inspection systems for manufacturing applications.  Machine vision-based systems enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's 2D and 3D machine vision product lines are sold on a global basis to original equipment manufacturers (OEMs), system integrators, machine builders, and end-users,

primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries.  The Company's SpeedScan 3D(TM) sensor product incorporates PPT VISION's patented high-speed Scanning Moire

Interferometry(TM) technology.  The Company's Common Stock trades on the

Nasdaq Small Cap Market tier of The Nasdaq Stock Market under the symbol PPTV.

For more information, please see the PPT VISION, Inc. web site at

www.pptvision.com .



    Forward Looking Statements

    The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future.  Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand.  All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-

looking statements.

    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements.  These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the

Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from third parties.

A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking

Statements" contained in its filing with the Securities and Exchange

Commission on Form 10-KSB for the year ended October 31, 2002 and other reports filed with the Securities and Exchange Commission.



SOURCE  PPT VISION, Inc.

    -0-                             10/14/2003

    /CONTACT:  Joseph C. Christenson, President of PPT VISION, Inc.,

+1-952-996-9500, ir@pptvision.com , or fax, +1-952-996-9501/

    /Web site:  http://www.ussvision.com

                http://www.pptvision.com /

    (PPTV)



CO:  PPT VISION, Inc.; United Sales & Services, Inc.

ST:  Minnesota

IN:  CPR AUT

SU:  PDT